UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2015

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2015, Frank P. Simpkins will no longer serve as Vice President and Chief Financial Officer of Kennametal Inc. (the “Company”). Mr. Simpkins will remain an employee of the Company through March 31, 2015 for transition purposes. In addition to the compensation that Mr. Simpkins will receive pursuant to his Employment Agreement, he will receive nine months of continuing medical coverage.

In connection with the departure of Mr. Simpkins, the Board of Directors of the Company elected Martha A. Fusco, Vice President Finance and Corporate Controller, to serve as interim Chief Financial Officer effective February 23, 2015 until a successor candidate is elected by the Board of Directors. For her service in this interim role, the Compensation Committee to the Board of Directors approved a special long-term incentive grant of restricted stock units to be provided March 1, 2015 under Amendment No. 1 to Kennametal’s Stock and Incentive Plan of 2010 (as amended and restated on October 22, 2013) (the “LTIP Plan”) with a total value of $230,000, consisting of 100% restricted stock units, which will vest in equal parts over a 4 year period, with one-quarter vesting on March 1 of each of 2016, 2017, 2018 and 2019. Ms. Fusco previously executed the Company’s form of Employment Agreement for executives and the Company’s standard Indemnification Agreement when she was elected the Vice President Finance and Corporate Controller in December 2009. The Employment Agreement is described in the Company’s 2014 Proxy Statement under the caption “Employment Agreements” and “Potential Payments Upon Termination or Change in Control,” which description is incorporated herein by reference. The form of Indemnification Agreement was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company’s press release announcing Mr. Simpkins’ departure from the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Indemnification Agreement for Executive Officers (Exhibit 10.2 of the Form 8-K filed March 22, 2005 is incorporated herein by reference)
99.1	Simpkins Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: February 19, 2015	By:	/s/ Kevin G. Nowe
Kevin G. Nowe